EXHIBIT 10.2
                                                                    ------------

                                                                January 31, 2002

VIA HAND DELIVERY
-----------------


Ms. Linda Lammi
10 Anglewood Lane
N. Reading, MA  01864

            Re: Severance Agreement and Release

Dear Linda:

            This letter summarizes the terms of your separation from employment with Datawatch Corporation (the "Company") and the severance agreement and release between you and the Company (the "Agreement"). The purpose of this Agreement is to establish an amicable arrangement for ending your employment relationship, to release the Company from any claims and to permit you to receive severance pay and related benefits. With these understandings and in exchange for the promises of you and the Company as set forth below, you and the Company agree as follows.

1.          EMPLOYMENT STATUS AND FINAL PAYMENTS:

            (a) Your termination from employment with the Company will be effective as of January 31, 2002 (the "Termination Date"). As of the Termination Date, your salary will cease, and any entitlement you have or might have under a Company-provided benefit plan, program, contract or practice will terminate, except as required by federal or state law, or as otherwise described below.

            (b) You hereby acknowledge that as of the Termination Date, you have been paid all wages earned but unpaid and have been paid for all vacation time accrued but unused as of the Termination Date.

            (c) The Termination Date shall be the date of the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the Company will present you with information on COBRA under separate cover.

2. CONSIDERATION: In exchange for, and in consideration of, your full execution of this Agreement and after the seven-day revocation period set forth in Section 11 has expired, the Company agrees as follows:

            (a) Severance Pay: The Company will pay you severance payments for a period of six (6) months following the Termination Date at your current gross semi-monthly salary
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rate of Five Thousand Six Hundred and Twenty-five Dollars ($5,625) in accordance with the Company's standard payroll practices less applicable taxes.

            (b) Health Insurance: If you elect to continue medical and dental insurance coverage after the Termination Date in accordance with the provisions of COBRA, the Company shall pay your monthly premium payments until the earlier of: (i) July 31, 2002; (ii) the date you obtain other employment; or (iii) the date your COBRA continuation coverage would terminate in accordance with the provisions of COBRA. Thereafter, medical and dental insurance coverage shall be continued only to the extent required by COBRA and only to the extent you timely pay the premium payments yourself.

            (c) Payments: The payments set forth in this Section 2 shall be subject to all applicable federal, state and/or local withholding and/or payroll taxes.

3. STOCK OPTION: As set forth in the Datawatch Corporation Stock Option and Incentive Plan and your Stock Option Agreement with the Company ("Stock Option Agreement"), your options to purchase stock in the Company will cease vesting on the Termination Date. All of your rights and obligations to stock options, including without limitation vesting, exercise and expiration, are governed by the terms and conditions of the Datawatch Corporation Stock Plan and the Stock Option Agreement.

4. RELEASE: In exchange for the amounts described in Section 2, which are in addition to anything of value to which you are entitled to receive, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, you and your representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally hereby release, remise, discharge, indemnify and hold harmless the Company Releasees (defined to include the Company and/or any of its parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former partners, directors, shareholders/stockholders, officers, employees, attorneys and/or agents, all both individually and in their official capacities), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown, suspected or unsuspected, which arise out of your employment with, change in employment status with, and/or separation of employment from, the Company. This release is intended by you to be all encompassing and to act as a full and total release of any claims, whether specifically enumerated herein or not, that you may have or have had against the Company Releasees arising from conduct occurring up to and through the date of this Agreement, including, but not limited to, any claims arising from any federal, state or local law, regulation or constitution dealing with either employment, employment benefits or employment discrimination such as those laws or regulations concerning discrimination on the basis of race, color, creed, religion, age, sex, sex harassment, sexual orientation, national origin, ancestry, genetic carrier status, handicap or disability, veteran status, any military service or application for military service, or any other category protected under federal or state law; any contract, whether oral or written, express or implied; any tort; any claim for equity or other benefits; or any other statutory and/or common law claim.

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5.          ACCORD AND SATISFACTION: The amounts set forth above in Sections 1 and 2 shall be complete and unconditional payment, settlement, accord and/or satisfaction with respect to all obligations and liabilities of the Company Releasees to you, including, without limitation, all claims for back wages, salary, vacation pay, draws, incentive pay, bonuses, stock and stock options, commissions, severance pay, reimbursement of expenses, any and all other forms of compensation or benefits, attorney's fees, or other costs or sums.

6. WAIVER OF RIGHTS AND CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967:

            Since you are 40 years of age or older, you are being informed that you have or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (ADEA) and you agree that:

            (a) in consideration for the amounts described in Section 2 of this Agreement, which you are not otherwise entitled to receive, you specifically and voluntarily waive such rights and/or claims under the ADEA you might have against the Company Releasees to the extent such rights and/or claims arose prior to the date this Agreement was executed;

            (b) you understand that rights or claims under the ADEA which may arise after the date this Agreement is executed are not waived by you;

            (c) you are advised to consider the terms of this Agreement carefully and consult with or seek advice from an attorney of your choice or any other person of your choosing prior to executing this Agreement;

            (d) you have carefully read and fully understand all of the provisions of this Agreement, and you knowingly and voluntarily agree to all of the terms set forth in this Agreement; and

            (e) in entering into this Agreement you are not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this document.

7.          PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT:

            (a) You acknowledge that you were informed and understand that you have twenty-one days to review this Agreement and consider its terms before signing it.

            (b) The 21-day review period will not be affected or extended by any revisions, whether material or immaterial, that might be made to this Agreement.

8. COMPANY FILES, DOCUMENTS AND OTHER PROPERTY: You agree that on or before the Termination Date you will return to the Company all Company property and materials, including but not limited to, (if applicable) personal computers, laptops, fax machines,

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scanners, copiers, cellular phones, Company credit cards and telephone charge cards, manuals, building keys and passes, courtesy parking passes, diskettes, intangible information stored on diskettes, software programs and data compiled with the use of those programs, software passwords or codes, tangible copies of trade secrets and confidential information, sales forecasts, names and addresses of Company customers and potential customers, customer lists, customer contacts, sales information, sales forecasts, memoranda, sales brochures, business or marketing plans, reports, projections, and any and all other information or property previously or currently held or used by you that is or was related to your employment with the Company ("Company Property"). You agree that in the event that you discover any other Company Property in your possession after the Termination Date of this Agreement you will immediately return such materials to the Company.

9.          FUTURE CONDUCT:

            (a) Nondisparagement: You agree not to make disparaging, critical or otherwise detrimental comments to any person or entity concerning the Company, its officers, directors or employees; the products, services or programs provided or to be provided by the Company; the business affairs, operation, management or the financial condition of the Company; or the circumstances surrounding your employment and/or separation of employment from the Company.

            (b) Confidentiality of this Agreement: You agree that you shall not disclose, divulge or publish, directly or indirectly, any information regarding the substance, terms or existence of this Agreement and/or any discussion or negotiations relating to this Agreement, to any person or organization other than your immediate family and accountants or attorneys when such disclosure is necessary for the accountants or attorneys to render professional services. Prior to any such disclosure that you may make, you shall secure from your attorney or accountant their agreement to maintain the confidentiality of such matters.

            (c) Disclosures: Nothing herein shall prohibit or bar you from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required, authorized or permitted under law; provided, however, that in providing such testimony or making such disclosures or communications, you will use your best efforts to ensure that this Section is complied with to the maximum extent possible. Notwithstanding the foregoing, nothing in this Agreement shall bar or prohibit you from contacting, seeking assistance from or participating in any proceeding before any federal or state administrative agency to the extent permitted by applicable federal, state and/or local law. However, you nevertheless will be prohibited to the fullest extent authorized by law from obtaining monetary damages in any agency proceeding in which you do so participate.

10.         REPRESENTATIONS AND GOVERNING LAW:

            (a) This Agreement sets forth the complete and sole agreement between the parties and supersedes any and all other agreements or understandings, whether oral or written, except the Proprietary Information and Inventions Agreement between you and the Company and the Stock Option Agreement, each of which shall remain in full force and effect in

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accordance with their respective terms. This Agreement may not be changed, amended, modified, altered or rescinded except upon the express written consent of both the President of the Company and you.

            (b) If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions and parts thereof of this Agreement are declared to be severable. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated otherwise. The language of all parts of this Agreement shall in all cases be construed according to its fair meaning and not strictly for or against either of the parties.

            (c) This Agreement and any claims arising out of this Agreement (or any other claims arising out of the relationship between the parties) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of Massachusetts, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other shall be commenced and maintained in state or federal court located in Massachusetts, and you hereby submit to the jurisdiction and venue of any such court.

            (d) You may not assign any of your rights or delegate any of your duties under this Agreement. The rights and obligations of the Company shall inure to the benefit of the Company's successors and assigns.

11. EFFECTIVE DATE: After signing this letter, you may revoke this Agreement for a period of seven (7) days following said execution. The Agreement shall not become effective or enforceable and no payments will be made until this revocation period has expired ("Effective Date").

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            If this letter correctly states the agreement and understanding we have reached, please indicate your acceptance by countersigning the enclosed copy and returning it to me.

                                           Very truly yours,

                                           DATAWATCH CORPORATION

                                           /s/ Robert W. Hagger
                                           -------------------------------------
                                           Robert W. Hagger, President



I REPRESENT THAT I HAVE READ THE FOREGOING AGREEMENT, THAT I FULLY UNDERSTAND THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND THAT I AM KNOWINGLY AND VOLUNTARILY EXECUTING THE SAME. IN ENTERING INTO THIS AGREEMENT, I DO NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANY OR ITS REPRESENTATIVES WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.


Accepted and Agreed to:

/s/ Linda Lammi
-------------------------------------
LINDA LAMMI

Date:   February 5, 2002
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                  IF YOU DO NOT WISH TO USE THE 21-DAY PERIOD,
                 PLEASE CAREFULLY REVIEW AND SIGN THIS DOCUMENT
                 ----------------------------------------------

            I, Linda Lammi, acknowledge that I was informed and understand that I have 21-days within which to consider the attached Severance Agreement and Release, have been advised of my right to consult with an attorney regarding such Agreement and have considered carefully every provision of the Agreement, and that after having engaged in those actions, I prefer to and have requested that I enter into the Agreement prior to the expiration of the 21-day period.


Dated:   February 5, 2002                    /s/ Linda Lammi
      ------------------------            ------------------------------------
Linda Lammi


Dated:   February 5, 2002                    /s/ Carol A. Beauchamp
      ------------------------            ------------------------------------
                                          Witness:  Carol A. Beauchamp




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